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As filed with the Securities and Exchange        Registration No. 333-__________
Commission on March 23, 1999

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                          38-3389456
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification Number)

                            755 WEST BIG BEAVER ROAD
                                   SUITE 2800
                              TROY, MICHIGAN 48084
              (Address and Zip Code of Principal Executive Offices)


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             1997 STOCK OPTION PLAN

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                           DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)
                           --------------------------
                                 ANDREW H. CRAIG
                                    PRESIDENT
                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                            755 WEST BIG BEAVER ROAD
                                    SUITE 800
                              TROY, MICHIGAN 48084
                                 (248) 362-8800
                     (Name and address of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
          Title of                    Amount            Proposed Maximum       Proposed Maximum                Amount of
      Securities to be                 to be             Offering Price            Aggregate                  Registration
         Registered                 Registered              Per Share           Offering Price                    Fee
------------------------------ ---------------------- ---------------------- ---------------------- -------------------------------
Common Stock,  par value $.01
per share                          1,087,500(1)            $16.00(1)              $17,400,000
                                      10,000(1)            $17.75(1)                 $177,500
                                      10,000(1)           $29.625(1)                 $296,250
                                     100,250(1)            $27.50(1)               $2,756,875
                                     892,250(2)            $28.31(2)              $25,259,598                   $12,758
------------------------------ ---------------------- ---------------------- ---------------------- ================================
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(1)    Pursuant to Rule 457(h), the offering price is based on the per share option exercise price.

(2) Pursuant to Rule 457(c) and 457(h), offering prices are based on $28.31 per share, the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 15, 1999, and is estimated solely for purpose of calculating the registration fee.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*



































_________________________


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.


                                      I-1



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated as of their respective dates in this Registration Statement by reference:

         (i) the annual report on Form 10-K for Championship Auto Racing Teams, Inc., a Delaware corporation (the "Registrant"), for the year ending December 31, 1998;

         (ii) the description of common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-1 (File No. 333-43141) effective with the Commission on March 10, 1998 for registration of common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under provisions of the Certificate of Incorporation and Bylaws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as a matter of right to the full extent permitted by law. The effects of the Certificate of Incorporation, Bylaws and General Corporation Law of Delaware may be summarized as follows:

         (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

         (b) If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         (c) If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in a suit in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

         (d) The Company may not indemnify a person in respect of a proceeding described in (b) or (c) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, or, if obtainable but the quorum so directs, by independent legal counsel selected by the Board of Directors or the committee thereof; or (iii) by the stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


         Not Applicable.


ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.      Description of Document
-----------      -----------------------

4.1              Championship Auto Racing Teams, Inc. 1997 Stock Option Plan

4.2              Championship Auto Racing Teams, Inc. Director Stock Option Plan

5.1              Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1             Consent of Deloitte & Touche

23.2 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (included in Exhibit 5.1)

24.1             Powers of Attorney

ITEM 9.  UNDERTAKINGS.


         (a)      The undersigned Registrant hereby undertakes:


                  (1) To file, during any period in which it offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, in the State of Michigan, on the 22nd day of March, 1999.

                                 CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                 By:      /s/ Andrew H. Craig
                                          -------------------
                                 Name:    Andrew H. Craig
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on March 22, 1999.

Signature                                            Title
---------                                            -----

/s/ Andrew H. Craig                                  President, Chief Executive
-------------------
 Andrew H. Craig                                     Officer and Director


/s/ Randy K. Dzierzawski                             Executive Vice President -
------------------------                             Finance and Chief Financial
Randy K. Dzierzawski                                 Officer


/s/ Gerald R. Forsythe*                              Director
-----------------------
Gerald R. Forsythe

/s/ Chip Ganassi*                                    Director
-----------------
Chip Ganassi

/s/ Carl A. Haas*                                    Director
-----------------
Carl A. Haas

/s/ James F. Hardymon*                               Director
----------------------
James F. Hardymon

/s/ Bruce R. McCaw*                                  Director
-------------------
Bruce R. McCaw

/s/ Don Ohlmeyer, Jr.*                               Director
----------------------
Don Ohlmeyer, Jr.

/s/ U.E. Patrick*                                    Director
-----------------
U.E. Patrick

/s/ Robert W. Rahal*                                 Director
-------------------
Robert W. Rahal

/s/ Derrick Walker*                                  Director
-------------------
Derrick Walker

*Signed Pursuant to Power of Attorney

By   /s/ Jack A. Bjerke
      Jack A. Bjerke,
    -------------------
      Attorney-in-Fact

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